UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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WEBMD HEALTH CORP.

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Explanatory Note: On September 29, 2015, WebMD issued the press release below, which supplements the information contained in the Proxy Statement, dated August 14, 2015, for WebMD’s 2015 Annual Meeting of Stockholders.

Contacts:

Investors: Risa Fisher rfisher@webmd.net 212-624-3817	Media: Michael Heinley mheinley@webmd.net 212-624-3926

WebMD Commitment Regarding Use of Proposed Additional Shares

for Its 2005 Long-Term Incentive Plan

New York, NY (September 29, 2015) – As previously announced, WebMD Health Corp. (NASDAQ: WBMD) will be holding its Annual Meeting of Stockholders on Thursday, October 1, 2015. At that meeting, WebMD is seeking stockholder approval of, among other things, a 1,700,000 increase in the number of shares available for grant under its 2005 Long-Term Incentive Plan. In connection with seeking such approval, WebMD announced today that it is making a commitment that none of the 1,700,000 additional shares will be used for grants to members of WebMD’s Board of Directors or to WebMD’s executive officers (as defined under SEC rules), except in the case of a new hire who joins WebMD as an executive officer.

Investors can access a live audio webcast of the Annual Meeting at www.wbmd.com (in the Investor Relations section) beginning at 9:30 a.m. (ET) on Thursday, October 1, 2015. A replay of the webcast will be available at the same web address.

About WebMD

WebMD Health Corp. (NASDAQ: WBMD) is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers, and health plans through our public and private online portals, mobile platforms and health-focused publications.

The WebMD Health Network includes WebMD.com, Medscape.com, MedicineNet.com, eMedicineHealth.com, RxList.com, Medscape Education (Medscape.org) and other WebMD owned sites and apps.

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All statements contained in this press release and the related presentation at WebMD’s Annual Meeting of Stockholders, other than statements of historical fact, are forward-looking statements, These statements speak only as of the date of this press release, are based on our current plans and expectations, and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. Information about these matters can be found in our

Securities and Exchange Commission filings and this press release is intended to be read in conjunction with information contained in those filings. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

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WebMD®, Medscape®, CME Circle®, Medpulse®, eMedicine®, MedicineNet®, theheart.org® and RxList® are among the trademarks of WebMD Health Corp. or its subsidiaries.